UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 3, 2005

HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11655 (Commission File Number)	22-2748248 (I.R.S. Employer Identification No.)

1250 Northpoint Parkway West Palm Beach, Florida	33407

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 478-8770

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 9, 2005, HearUSA, Inc. (the “Company”) issued a press release relating to the financial results for the fiscal quarter ended April 2, 2005 and revenues for the month of April 2005. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities

On May 5, 2005, the Company completed the acquisition of certain assets of Professional Hearing Care, Inc. (“PHC”) pursuant to the terms of an Asset Purchase Agreement between the Company and PHC dated as of May 3, 2005 (the “Agreement”). Under the terms of the Agreement, the Company acquired certain assets and assumed certain liabilities of PHC in exchange for a cash purchase price of $350,000 and the issuance to PHC of a non-negotiable convertible promissory note in the aggregate principal amount of $1,400,000. The note bears interest at the rate of 7% per annum and is due and payable on June 1, 2008. Principal and interest on the note are payable in monthly installments commencing on June 1, 2005. The note may be converted into shares of the Company’s common stock from and after September 30, 2005 at a conversion price of $1.74 per share, which was the closing price as reported on the American Stock Exchange on the date immediately preceding the date of issuance. The Company may prepay the note without penalty at any time from and after September 30, 2005.

The note was issued pursuant to the exemption from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)
Date: May 9, 2005	By:	/s/ Stephen J. Hansbrough
		Name:	Stephen J. Hansbrough
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release issued May 9, 2005.